UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

Caterpillar Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Online
Go to www.investorvote.com/CAT or scan the QR code — login details are located in the shaded bar below.

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the
Caterpillar Inc. Shareholder Meeting to be Held on June 8, 2022

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.investorvote.com/CAT

Easy Online Access — View your proxy materials and vote.

Step 1:     Go to www.investorvote.com/CAT.

Step 2:     Click on the icon on the right to view meeting materials.

Step 3:     Return to the investorvote.com window and follow the instructions on the screen to log in.

Step 4:     Make your selections as instructed on each screen for your delivery preferences.

Step 5:     Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 30, 2022 to facilitate timely delivery.

2 N O T	C O Y

03LVBC

Shareholder Meeting Notice

The 2022 Annual Meeting of Shareholders of Caterpillar Inc. will be held on Wednesday, June 8, 2022 at 8:00 a.m. Central Time, virtually via the internet at meetnow.global/M4GARLQ. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2-4 and AGAINST Proposals 5-7:

1.	Election of Directors:
01 - Kelly A. Ayotte
02 - David L. Calhoun
03 - Daniel M. Dickinson
04 - Gerald Johnson
05 - David W. MacLennan
06 - Debra L. Reed-Klages
07 - Edward B. Rust, Jr.
08 - Susan C. Schwab
09 - D. James Umpleby III
10 - Rayford Wilkins, Jr.
2.	Ratification of our Independent Registered Public Accounting Firm
3.	Advisory Vote to Approve Executive Compensation
4.	Shareholder Proposal – Report on Climate
5.	Shareholder Proposal – Lobbying Disclosure
6.	Shareholder Proposal – Report on Activities in Conflict-Affected Areas
7.	Shareholder Proposal – Special Shareholder Meeting Improvement

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.

Here’s how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

—	Internet – Go to www.investorvote.com/CAT.

—	Phone – Call us free of charge at 1-866-641-4276.

—	Email – Send an email to investorvote@computershare.com with “Proxy Materials Caterpillar Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, requests for a paper copy of proxy materials must be received by May 30, 2022.